Exhibit 10.36

AMENDMENT NO. 1

TO

THE EQUITY RESIDENTIAL SUPPLEMENTAL

EXECUTIVE RETIREMENT SAVINGS PLAN

WHEREAS, Equity Residential (the “Employer”) maintains The Equity Residential Supplemental Executive Retirement Savings Plan (the “Plan”), as last amended and restated effective January 1, 2003, for the benefit of its eligible employees;

WHEREAS, Section 10.1 of the Plan provides that the Employer may amend the Plan at any time; and

WHEREAS, the Employer desires to amend the Plan to eliminate the ability for individuals to establish educational accounts under the Plan;

WHEREAS, the Trust desires to further amend the Plan to eliminate the ability for participants to make elections with respect to the receipt or deferral of dividends that would otherwise be solely paid with respect to stock of the Employer held for the benefit of certain participants and allocated to their Plan accounts;

NOW, THEREFORE, the Trust hereby amends the Plan as follows effective as of January 1, 2005:

1.             The name of the Plan is hereby changed to “The Equity Residential Supplemental Executive Retirement Plan” and “The Equity Residential Supplemental Executive Retirement Plan” is hereby substituted for “The Equity Residential Supplemental Executive Retirement Savings Plan” at any place where such term appears in the Plan.

2.             The last sentence of Section 4.2(a) of the Plan is deleted and replace with the following:

“Any dividends on such shares paid to any Participant, other than any former employee of the Employer who, as of January 1, 2005, had made an election under the terms of the Plan in effect prior to January 1, 2005 (a “Grandfathered Former Employee”), shall be credited to such Participant’s Account when received by the Funding Trustee. Any dividends payable on such shares to a Grandfathered Former Employee shall be distributed in accordance with such Grandfathered Former Employee’s election.”

3.             The following new subsection 5.2(d) is added to the Plan:

(d)           Notwithstanding any other provision of this Plan to the contrary, no amount may be transferred or deposited into an Educational Account on or after January 1, 2005.

IN WITNESS WHEREOF, the Employer has caused this Amendment No.1 to be executed by its duly authorized officer on this 28th day of December 2005.

EQUITY RESIDENTIAL

By:	/s/ Bruce C. Strohm

Title:	EVP – General Counsel

ATTEST:

/s/ Jane Matz
Assistant Secretary